UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 10, 2011
CADENCE DESIGN SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-15867 (Commission File Number)	77-0148231 (I.R.S. Employer Identification No.)

2655 Seely Avenue, Building 5 San Jose, California (Address of Principal Executive Offices)	95134 (Zip Code)
(408) 943-1234
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.07. Submission of Matters to a Vote of Security Holders
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.01

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Senior Executive Bonus Plan
          At the Annual Meeting of Stockholders held on May 10, 2011 (the “Annual Meeting”), the stockholders of Cadence Design Systems, Inc. (“Cadence”) voted to re-approve the material terms of the performance goals under Cadence’s Senior Executive Bonus Plan (the “Bonus Plan”). Such re-approval serves to allow certain awards granted under the Bonus Plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Under the Bonus Plan, executives, including the Named Executive Officers, are eligible for bonus awards upon the achievement of certain performance goals.
          The above description of the Bonus Plan is qualified in its entirety by reference to the Bonus Plan, which is filed as Exhibit 10.01 to this Current Report on Form 8-K.
1987 Stock Incentive Plan
          At the Annual Meeting, the stockholders of Cadence approved an amendment to the 1987 Stock Incentive Plan (the “1987 Plan”) providing for an increase in the number of shares of common stock authorized for issuance from 75,370,100 to 79,370,100 and an extension of the term of the 1987 Plan until March 16, 2021. The stockholders also re-approved the material terms of the performance goals under the 1987 Plan. Such re-approval serves to allow certain awards granted under the 1987 Plan to qualify as tax-deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code, as amended. Executives, including the Named Executive Officers, may be eligible for equity awards under the 1987 Plan.
          The above description of the 1987 Plan is qualified in its entirety by reference to the 1987 Stock Incentive Plan, which was filed on May 13, 2011 as Exhibit 99.1 to the Company’s Registration Statement on Form S-8.
Item 5.07. Submission of Matters to a Vote of Security Holders.
          At the Annual Meeting, the stockholders of Cadence voted on the following matters, which are described in detail in Cadence’s Proxy Statement filed with the Securities and Exchange Commission on March 28, 2011:
1.	A proposal to elect eight (8) directors of Cadence to serve until the 2012 Annual Meeting of Stockholders and until their successors are elected and qualified, or until such director’s earlier death, resignation or removal, was approved as set forth below.

				Broker
Nominee	For	Against	Abstain	Non-Votes
Susan L. Bostrom	205,170,272	1,395,428	153,336	33,184,468
Donald L. Lucas	185,312,922	21,288,472	117,642	33,184,468
Dr. Alberto Sangiovanni-Vincentelli	202,863,808	3,727,059	128,169	33,184,468
George M. Scalise	185,434,392	21,145,962	238,682	33,184,468
Dr. John B. Shoven	185,760,671	20,838,049	120,316	33,184,468
Roger S. Siboni	203,845,654	2,724,409	148,973	33,184,468
John A.C. Swainson	183,758,338	22,814,487	146,211	33,184,468
Lip-Bu Tan	186,792,730	19,804,135	122,171	33,184,468

2.	A proposal to approve the 2000 Equity Incentive Plan, including an increase in the number of shares authorized for issuance from 50,000,000 shares to 57,500,000 shares, was approved as set forth below.

For	Against	Abstain	Broker Non-Votes

165,610,752	40,950,202	158,082	33,184,468
3.	A proposal to re-approve the performance goals under the Bonus Plan for compliance with Section 162(m) of the Internal Review Code of 1986, as amended, was approved as set forth below.

For	Against	Abstain	Broker Non-Votes

202,218,771	4,342,168	158,097	33,184,468
4.	A proposal to re-approve the performance goals under the 1987 Plan for compliance with Section 162(m) of the Internal Review Code of 1986, as amended, was approved as set forth below.

For	Against	Abstain	Broker Non-Votes

195,455,629	11,010,428	252,979	33,184,468
5.	A proposal to amend the 1987 Plan, including an increase in the number of shares of common stock authorized for issuance under the 1987 Plan from 75,370,100 shares to 79,370,100 shares, and setting the termination date for the 1987 Plan as March 16, 2021, was approved as set forth below.

For	Against	Abstain	Broker Non-Votes

166,503,999	39,997,868	217,169	33,184,468
6.	An advisory resolution approving executive compensation was approved as set forth below.

For	Against	Abstain	Broker Non-Votes

202,074,842	4,504,542	139,652	33,184,468
7.	The results of the non-binding advisory vote on the frequency of non-binding stockholder votes to approve executive compensation were as set forth below.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes

185,752,140	2,511,187	18,285,428	170,281	33,184,468
8.	A proposal to ratify the selection of KPMG LLP as Cadence’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved as set forth below.

For	Against	Abstain	Broker Non-Votes

238,018,144	1,792,248	93,112	0

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.01	The Senior Executive Bonus Plan.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 16, 2011

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.01	The Senior Executive Bonus Plan.